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                                                                    EXHIBIT 4.32

                         CERTIFICATE PURCHASE AGREEMENT


       UNITED AIR LINES ENHANCED PASS THROUGH CERTIFICATES, SERIES 1997-1


         $106,607,000 ENHANCED PASS THROUGH CERTIFICATES, SERIES 1997-1B



                                December 23, 1997


Kreditanstalt fur Wiederaufbau
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Germany

Ladies and Gentlemen:

                  First Security Bank, National Association, as Trustee of the United Airlines 1997-1B Pass Through Trust (the "Seller") and United Air Lines, Inc. ("United") hereby agree with Kreditanstalt fur Wiederaufbau (the "Purchaser") as follows:

                  1. Authorization of Offered Certificates. The United Airlines 1997-1B Pass Through Trust (the "Trust") has authorized the issuance and sale of $106,607,000 aggregate principal amount of Enhanced Pass Through Certificates, Series 1997-1B (the "Certificates") to the Purchaser. The Certificates shall be issued pursuant to a Pass Through Trust Agreement, dated as of December 23, 1997, between United and the Seller, as Trustee, and the Trust Supplement No. 1997-1B-1 to Pass Through Trust Agreement, dated as of December 23, 1997, between United and the Seller, as Trustee (collectively, the "Trust Agreement"). Capitalized terms used herein without definition shall have the meanings given such terms in the Trust Agreement.



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                  Each Certificate shall represent the right to receive
distributions of the proceeds of Trust Property in accordance with the Trust Agreement. The "Trust Property" shall consist of (i) the Equipment Notes held as the property of such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related Special Payments Account, (iii) all rights of such Trust and the Trustee, on behalf of such Trust, under the Intercreditor Agreement, the Registration Rights Agreement and the Note Purchase Agreement, including all rights to receive certain payments thereunder and all monies paid to such Trustee on behalf of such Trust pursuant to the Intercreditor Agreement, the Registration Rights Agreement or the Note Purchase Agreement, and (iv) all monies receivable by the Subordination Agent under the Liquidity Facilities for the Trust. The Certificates shall be issued in an aggregate principal amount of $106,607,000.

                  2. Purchase Price. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions contained herein, the Purchaser agrees to pay to the Trust an amount equal to $106,607,000.00 (the "Purchase Price").

                  3. Closing. (a) The closing of the issuance and sale of the Certificates (the "Closing") shall be held at 9:00 a.m., Chicago time, at the Chicago offices of Vedder, Price, Kaufman & Kammholz on December 23, 1997, or at such other time as shall be satisfactory to the Seller and the Purchaser (the "Closing Date"). At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the Certificates, against payment of the Purchase Price by the Purchaser by federal funds bank wire transfer or other immediately available funds to an account to be designated in writing by the Seller at least one Business Day prior to the Closing Date and registered in the Certificate Registrar under name of the Purchaser or its nominee.

                  (b) The Certificates shall be in definitive form or global form, as specified by the Purchaser, and registered in such names and in such denominations as the Purchaser shall request in writing not later than one full business day prior to the Closing Date. The Certificates shall be delivered to the Purchaser on the Closing Date, with any transfer taxes payable in connection with the transfer of the Certificates to the Purchaser duly paid, against payment of the Purchase Price therefor.

                  4. Distributions. Distributions of principal, any Additional Payments and interest shall be payable on the Certificates as set forth in the Trust Agreement.

                  5. Representations and Warranties of United and the Seller. United and the Seller incorporate herein by reference all of the representations and warranties contained in Sections 5, 6 and 7 of the Note Purchase Agreement, and assign to Purchaser all of their rights, title and interest in and to the Note Purchase Agreement relating to the Series B Equipment Notes and such representations and warranties contained therein. In addition, United represents and warrants to the Purchaser that:

                  (a) Neither United nor any Affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of United has directly, or through any agent, (i) sold, offered for sale,


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solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Certificates in a manner that would require the registration under the Securities Act of the Certificates or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Certificates (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (b) Neither United, its Affiliates, nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Certificates, and United and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

                  (c) It is not necessary in connection with the offer, sale and delivery of the Certificates to the Purchaser in the manner contemplated by this Agreement to register the Certificates under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (d) The Certificates satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to United and the Seller that:

                  (a) Neither United nor the Seller, nor any person representing United or the Seller has made any representation with respect to United, the Seller or the offer or sale of any Certificates, and the Purchaser has received such information as it deems necessary in order to make its investment decision.

                  (b) It is purchasing Certificates having an aggregate principal amount of not less than $100,000 and each account (if any) for which it is purchasing Certificates is purchasing Certificates having an aggregate principal amount of not less than $100,000.

                  (c) It understands that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Trust Agreement relating to the Certificates (the "Agreement"), and it agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  (d) It understands that the Certificates have not been registered under the Securities Act, are being sold to it in a transaction that is exempt from the registration requirements of the Securities Act and that the Certificates may not be reoffered or resold except as permitted in the following sentence. It agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that, if it should sell any Certificate within two years after the later of the original issuance of such Certificate and the last date


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         on which such Certificate is owned by United, the Trustee or any affiliate of any of such persons, it shall do so only (A) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (B) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee a signed letter containing representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Trustee), (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and it further agrees to provide to any person purchasing any of the Certificates from it a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

                  (e) It understands that, on any proposed resale of any Certificates, it shall be required to furnish to United and to the Trustee such certifications, legal opinions and other information as United and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. It further understands that the Certificates purchased by it shall bear a legend to the foregoing effect.

                  (f) It is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and it and any accounts for which it is acting are each able to bear the economic risks of its or their investments.

                  (g) It is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which it exercises sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless to the understanding that the disposition of its property shall at all times be and remain within its control.

                  (h) Either: (a) it is not acquiring the Certificates with plan assets of any plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); or (b) its purchase and holding of the Certificates is exempt from the prohibited transaction restrictions of Section 406(a) of ERISA and Section 4975 of the Code by an administrative class prohibited transaction exemption granted by the Department of Labor.

                  7. Covenants of United. United hereby covenants and agrees with the Purchaser as follows for so long as the Purchaser owns any
Certificates:

                  (a) Neither United nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Certificates in a manner which would require the registration under the Securities Act of the Certificates.


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                  (b) Not to solicit any offer to buy or offer or sell the
Certificates by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (c) While any of the Certificates remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Certificates the information specified in Rule 144A(d)(4) under the Securities Act, unless United is then subject to Section 13 or 15(d) of the Exchange Act.

                  (d) Neither United, its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Certificates, and United and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

                  (e) During the period of two years after the Closing Date, United will not, and will not permit any of its affiliates (as defined in Rule 144A under the Securities Act) to resell any of the Certificates which constitute "restricted securities" under Rule 144A that have been reacquired by any of them, except in compliance with the Securities Act.

                  8. Conditions Precedent. The obligation of the Seller to sell the Certificates and the Purchaser to purchase the Certificates shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent: (a) all conditions precedent specified in the Note Purchase Agreement shall have been satisfied; (b) the representations and warranties of United, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee contained in the Note Purchase Agreement and each other Operative Agreement shall be accurate as of the Closing Date (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date); (c) the Purchaser shall have received certificates of the Chief Financial Officer or the Treasurer of United and appropriate officers of the respective Owner Trustees, Pass Through Trustees and Indenture Trustees, dated as of the Closing Date, to such effect; (d) the Seller and the Purchaser shall have received a copy of each opinion required to be delivered under the Note Purchase Agreement and dated as of the Closing Date; and (e) the Certificates shall be rated "A1" by Moody's and "AA-" by Standard & Poor's.

                  9. Communications and Notices. (a) All communications and notices among the parties to this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or telecopy, and any such notice shall be effective when delivered or received or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid,



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         if to the Seller, to:

         First Security Bank, National Association
         79 South Main Street
         Salt Lake City, Utah 84111

         Attention: Corporate Trust Department
         Telecopy: (801) 246-5053

         if to United, to:

         U.S. Mail                                 Overnight Delivery Service
         United Air Lines, Inc.                    United Air Lines, Inc.
         P.O. Box 66100                            1200 East Algonquin Road
         Chicago, Illinois 60666                   Elk Grove Township, IL 60007

         Attn: Vice President and                  Attn: Vice President and
         Treasurer                                 Treasurer
         Telecopy: (708) 952-7117

         or if to the Purchaser, to

         Kreditanstalt fur Wiederaufbau
         Palmengartenstrasse 5-9
         D-60325 Frankfurt am Main
         Germany

         Attention:        Head of Aircraft Finance Department KIII6-1
         Telecopy:         011-49-69-7431-2944

                  (b) United, the Seller or the Purchaser, by written notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  (c) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it. Notwithstanding the foregoing, all communications or notices to the Seller shall be deemed to be given only when received by a Responsible Officer of the Seller.

                  10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  11. Severability of Provisions. If any one or more of the
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  12. Effect of Headings and Table of Contents. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  13. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by United, the Seller and the Purchaser shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not (including, without the need for an express assignment, subsequent holders of the Certificates).

                  14. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  15. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.



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                  If the foregoing is in accordance with your understanding of its agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it shall become a binding agreement between United, the Seller and the Purchaser in accordance with its terms.

                                        Very truly yours,

                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION, as Trustee for the
                                        United Airlines 1997-1B Pass
                                        Through Trust

                                        By: /s/ C. SCOTT NIELSEN
                                           -------------------------------------
                                            Name: C. Scott Nielsen
                                            Title: Vice President


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                                          UNITED AIR LINES, INC.

                                          By: /s/ THOMAS A. MUTRYN
                                              ----------------------------------
                                              Name: Thomas A. Mutryn
                                              Title: Vice President & Treasurer


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                                          KREDITANSTALT FUR
                                           WIEDERAUFBAU


                                          By: /s/ DR. CHRISTIAN STAAB
                                              ----------------------------------
                                              Name: Dr. Christian Staab
                                              Title: VP


                                          By: /s/ WOLFGANG BEHLER
                                              ----------------------------------
                                              Name: Wolfgang Behler
                                              Title: Senior Project Manager




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